UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2010
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33402	72-1252405

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10001 Woodloch Forest Drive, Suite 610 The Woodlands, Texas	77380

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Ben Guill: On February 19, 2010, Ben A. Guill has advised Trico Marine Services, Inc. (the “Company”) that he intends to resign as a director of the Company effective May 1, 2010 in order to devote more time to his newly formed private equity firm.
(e) 2010 Incentive Bonus Plan (the “2010 Plan”): On February 19, 2010, upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, the Board approved the 2010 Plan for the Company’s management team, including the Company’s executive officers. The 2010 Plan is intended to advance the best interests of the Company and its subsidiaries by providing key employees with additional incentives through the grant of cash awards based on the performance of the Company and the individual employee. The 2010 Plan formally establishes threshold, target and maximum levels for each group of key employees, including the named executive officers, and establishes goals that must be attained by the Company in order to trigger awards under the 2010 Plan. The Company’s goals in 2010 are: (i) continued high performance in safety throughout the worldwide fleet, (ii) annual EBITDA as set forth in the Company’s annual budget, (iii) improvements in vessel reliability (calculated as number of vessel revenue days), and (iv) individual performance as measured against specific goals reviewed and approved by the Board.
The existence of the 2010 Plan does not create a guarantee of an incentive award to any employee, and the Committee retains discretion to discontinue or amend the 2010 Plan at any time.
The foregoing description of the 2010 Plan does not purport to be complete and is qualified in its entirety by reference to the 2010 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.
Tomas Salazar International Assignment Compensation Arrangement: On February 19, 2010, upon the recommendation of the Committee, the Board approved an international assignment compensation increase for Tomas Salazar, the Vice President — Americas and West Africa. The expatriate compensation includes a $250,000 base salary and up to an additional $324,000 for a cost of living allowance, foreign service premium, hardship allowance, housing and school for his dependents. The compensation arrangement is in accordance with the Trico Marine Group International Assignment Policy and derived from independent third party data on such assignments in the oilfield services industry.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Trico 2010 Incentive Bonus Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 25, 2010

TRICO MARINE SERVICES, INC.
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chief Operations Officer, Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

10.1	Trico 2010 Incentive Bonus Plan.